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                                                                       Exhibit 5
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                                    November 13, 2000


C-COR.net Corp.
60 Decibel Road
State College, PA  16801


          Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

          We have acted as special counsel to C-COR.net Corp. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of $5,000,000 of the Company's obligations (the "Obligations") pursuant to the C-COR.net Corp. Supplemental Executive Retirement Plan, as amended and restated (the "Plan") and 25,000 shares of common stock of the Company, par value $.05 per share (the "Shares"), that may be issued to participants pursuant to the terms of the Plan from time to time.

          In rendering our opinion, we have reviewed originals, or copies certified or otherwise identified to our satisfaction, of the Plan and such certificates, documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below (the "Documents"). In giving the opinion set forth below, we have assumed the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
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     4.   Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. There has been no subsequent oral or written modification of or amendment to any of the Documents, by action or omission of the parties or otherwise.

     5. The Shares will continue to be duly and validly authorized on the dates the Shares are issued to participants pursuant to the terms of Plan.

     6. Upon issuance of any of the Shares, the total number of shares of Company common stock issued and outstanding will not exceed the total number of shares of common stock that the Company is then authorized to issue.

     7. On the date the Obligations are created pursuant to the terms of the Plan, the Obligations will constitute the legal and binding obligations of the Company and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable against the Company in accordance with their terms.

     8. No change occurs after the date hereof in applicable law or the pertinent facts.

     9. The provisions of the applicable "blue sky" and other state securities laws have been complied with to the extent required.

          Based on the foregoing, we are of the opinion that: (i) the Obligations created pursuant to the Plan will be legal and binding obligations of the Company, (ii) the Shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable, and (iii) the Plan is in compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended.

          We consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.

          This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

                                    Very truly yours,

                                    /s/ Ballard Spahr Andrews & Ingersoll, LLP